SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 12, 2004

(Date of earliest event reported)

VARSITY GROUP INC.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File: 0-28977	54-1876848 (I.R.S. Employer Identification No.)

1850 M Street, Suite 1150

Washington, D.C 20036

(Address of Principal executive offices, including zip code)

(202) 667-3400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2004, the Board of Directors of Varsity Group Inc. (the "Registrant"), with the Registrant's CEO Eric Kuhn abstaining, approved the repurchase of 83,334 shares of the Registrant's common stock held by Mr. Kuhn at an aggregate cost of $500,004. The purchase price for the shares was $6.00 per share in cash, representing approximately a 5% discount from the 30 day trailing average sales price ending on November 12, 2004. The shares repurchased represented approximately 5% of the beneficial ownership of Mr. Kuhn. A copy of the Stock Purchase Agreement entered into by the Registrant and Mr. Kuhn is attached hereto as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition.

The information contained in this Item 2.02, including any information incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item, including any information incorporated herein by reference, shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On November 15, 2004, the Registrant issued a press release announcing its financial results for the three and nine month periods ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference solely into this Item 2.02.  Exhibit 99.1 is not incorporated by reference into any other Item of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

VARSITY GROUP INC.

Date: November 15, 2004 By /s/ Jack M Benson

Name: Jack M Benson

Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

10.1 Stock Purchase Agreement dated November 12, 2004, by and between the Registrant and Eric J. Kuhn, President and Chief Executive Officer of the Registrant.

99.1 Press release issued by Registrant dated November 15, 2004.